                                Exhibit 11

                                                                   (Page 1 of 2)


                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (in thousands - except per share amounts)

                                             Three months           Six Months
                                          ended December 31,   ended December 31,
                                            1997      1996      1997      1996
                                            ----      ----      ----      ----
COMPONENTS OF BASIC NET INCOME
 PER COMMON SHARE:

Income before cumulative effect of
  change in accounting principle.......    13,307     15,351     25,480   33,358

Cumulative effect of change
  in accounting principle..............    (6,922)       --      (6,922)       --
                                         ---------  --------- ----------  -------
Net income.............................   $ 6,385   $ 15,351   $ 18,558   $33,358
                                         =========  ========  ==========  =======
Average common shares outstanding
  during the period....................    43,475     43,243     43,440   43,196
Average treasury shares held
  during the period....................    (3,779)    (2,395)    (3,621)  (2,109)
                                         ---------  --------- ----------  -------
Average common shares outstanding .....    39,696     40,848     39,819   41,087
                                         =========  ========= ==========  =======

Basic earnings per share:

  Income before cumulative effect of
    change in accounting principle ....   $  0.33    $  0.38   $   0.63 $   0.82

  Cumulative effect of change
    in accounting principle............     (0.17)       --       (0.17)     --
                                         ---------  --------- ----------  -------
  Net income...........................   $  0.16    $  0.38   $   0.46   $ 0.82
                                         =========  ========= ==========  =======

                                 Exhibit 11

                                                                   (Page 2 of 2)

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (in thousands - except per share amounts)

                                          Three months                   Six Months
                                        ended December 31,            ended December 31,
                                        1997           1996           1997        1996
                                        ----           ----           ----        ----
COMPONENTS OF DILUTED NET INCOME
 PER COMMON SHARE:

Income before cumulative effect of
  change in accounting principle ...    13,307         15,351         25,480     33,358

Cumulative effect of change
  in accounting principle ..........    (6,922)          --           (6,922)       --
                                       -------       --------        --------   -------
Net income ........................    $ 6,385       $ 15,351        $18,558   $ 33,358
                                       =======       ========        ========   =======
Average common shares outstanding
  during the period ................    43,475         43,243         43,440     43,196
Average treasury shares held
  during the period ................    (3,779)        (2,395)        (3,621)    (2,109)
Common shares issuable with
   respect to common equivalents
   for stock options ...............       948          1,050            884        975
                                       -------       --------        --------   -------

Average common shares outstanding ..    40,644         41,898         40,703     42,062
                                       =======       ========        ========   =======
Diluted earnings per share:

  Income before cumulative effect of
   change in accounting principle ..   $  0.33       $   0.37        $   0.63   $  0.80

  Cumulative effect of change
   in accounting principle .........     (0.17)          --             (0.17)      --
                                       -------       --------        --------   -------
  Net income .......................   $  0.16       $   0.37        $   0.46   $  0.80
                                       =======       ========        ========   =======